ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                         UNITED STATES EXPLORATION, INC.
                                  ESTABLISHING
                                  ONE SERIES OF
                                 PREFERRED STOCK
                                ($.0l Par Value)
                    1996 SERIES C CONVERTIBLE PREFERRED STOCK

                      [Pursuant to Section 7-106-102 of the
                       Colorado Business Corporation Act]



     FIRST: The name of the Corporation is UNITED STATES EXPLORATION, INC.

     SECOND: UNITED STATES EXPLORATION, INC., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), HEREBY CERTIFIES that the following amendment to its Articles of Incorporation was duly adopted on September 16, 1996, by the Board of Directors of the Corporation pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation and by the Colorado Business Corporation Act:

     RESOLVED, that the Board of Directors of the Corporation (the "Board") pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), which authorize the issuance of up to 100,000,000 shares of preferred stock, $.0l par value (the "Preferred Stock" which term shall include any additional preferred stock authorized from time to time), does hereby create and provide for the issuance of one series of Preferred Stock and does hereby fix and determine the designations, preferences, limitations and relative rights of such series of Preferred Stock as follows:

          1. Designation and Number. The designation of such series of Preferred Stock shall be the "l996 Series C Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 4,000,000. Shares of Series C Preferred Stock shall have a preference upon liquidation, dissolution or winding up of the Corporation of $6.00 per share plus all accrued but unpaid dividends thereon.

          2. Rank. The Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution of the Corporation, rank junior to the liquidation rights in the amount of $5.00 per share associated with the Series A and Series B Convertible Preferred Stock, but the Series C Preferred Stock shall, unless otherwise agreed in accordance with Section 4(g), rank senior to the Corporation's common stock, par value $.0001 per share (the "Common Stock"), and to all other classes and series of

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     equity securities of the Corporation now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities, with the exception of the 1994 Series A and Series B
     Convertible Preferred Stock, collectively referred to herein as "Junior Stock").

          3. Dividends. Holders of the Series C Preferred Stock will be entitled to receive, when, and if declared by the Board, out of the funds of the Corporation at the time legally available therefore and after taking into account the priority of the Series A and Series B Preferred Stock dividend rights, cash dividends at the annual rate of 8% (equal to $.48 per share annually) payable quarterly in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1996, except that if any such date is a Saturday, Sunday or legal holiday, then such dividend will be payable on the next business day that is not a Saturday, Sunday or legal holiday.

               (a) Dividends on the outstanding shares of the Series C Preferred Stock will begin to accrue and be cumulative (regardless of whether such dividends shall have been declared by the Board) from the date of the first issuance of the Series C Preferred Stock and will be payable to holders of record as they appear on the stock books of the Company on such record dates, which shall not be less than ten (10) nor more than sixty (60) days preceding the payment date, as are fixed by the Board. If, however, the shares of Series C Preferred Stock are called for redemption, as set forth herein, on a redemption day falling between a dividend payment record date and the dividend payment date, in lieu of receiving such dividend on the dividend payment date fixed therefore, the holders of the Series C Preferred Stock to be redeemed will receive such dividend payment together with all other accrued and unpaid dividends on the date fixed for redemption (unless such holders elect to convert such shares as provided for herein). In any case where the date fixed for any dividend or other payment with respect to the Series C Preferred Stock shall not be a Business Day, as defined below, then such payments need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed therefor, without interest. The term "Business Day' shall mean any day except a Saturday, Sunday or day on which banking institutions are authorized or required by law to close in the State of Colorado.

               (b) The Series C Preferred Stock shall have priority as to dividends over the Common Stock and any other class or series of Preferred Stock hereafter issued except for the Series A and Series B Preferred Stock. So long as any shares of the Series C Preferred Stock are outstanding, no dividend or distribution may be declared, paid or set apart for payment on the Common Stock or any other stock of the Corporation ranking junior to the Series C Preferred Stock, or may any shares of stock ranking junior to the Series C Preferred Stock be purchased, redeemed or acquired by the Corporation unless all accrued and unpaid dividends on the Series C Preferred Stock have been paid or

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          declared and set apart for payment. Whenever all accrued dividends are not paid in full on the Series C Preferred Stock, all dividends declared on the Series C Preferred Stock will be declared or made pro-rata so that the amount of dividends declared per share on the Series C Preferred Stock will bear the same ratio that accrued and unpaid dividend per share on the Series C Preferred Stock bear to each other.

               (c) The amount of dividend payable per share of the Series C Preferred Stock for each quarterly dividend payment will be computed by dividing the annual dividend amount by four (4). The amount of dividends payable for the initial dividend period and any period shorter than a full dividend period will be computed on the basis of a 360 day year. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment on the Series C Preferred Stock which may be in arrears. Holders of the Series C Preferred Stock will not be entitled to any participating dividends or other distributions, whether payable in cash, property or securities, in excess of the full cumulative dividends described above.

               (d) The amount of any dividends "accumulated" on any share of Series C Preferred Stock at any Dividend Payment Date shall be deemed to be the same amount of any unpaid dividends accrued thereon to and excluding such Dividend Payment Date regardless of whether declared, and the amount of dividends "accumulated" on any share of Series C Preferred Stock at any date other than a Dividend Payment Date shall be calculated as the amount of any unpaid dividends accrued thereon to and excluding the last preceding Dividend Payment Date regardless of whether declared, plus an amount calculated on the basis of the annual dividend rate for the period from and including such last preceding Dividend Payment Date to and excluding the date as of which the calculation is made (regardless of whether declared).

               (e) Dividends in arrears with respect to the outstanding shares of Series C Preferred Stock may be declared and paid or set apart for payment at any time and from time to time, without reference to any regular Dividend Payment Date, to holders of record as they appear on the stock books of the Corporation at the close of business on such Record Date as the Board of Directors may establish with respect to the payment of such payment in arrears. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or other payment or payments which may be in arrears with respect to the Series C Preferred Stock. All dividends paid with respect to the Series C Preferred Stock shall be paid pro rata to the holders entitled thereto.

               (f) In the event dividends have not been paid on the Series C Preferred Stock for three successive years the Corporation shall, to the extent legally possible, pay all dividends in arrears in common stock of the Corporation, subject to prior permission of the holders of Series C Preferred Stock who are to receive dividends, which consent may not be withheld from the Corporation for more than 180 consecutive days/

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          4. Voting  Rights.  The  holders of the Series C Preferred  Stock will have no voting rights except as described below or as required by law. In exercising any such vote, each share of Series C Preferred Stock will be entitled to one vote, excluding shares held by the Company or any entity controlled by the Company, which shares shall have no voting right.

               (a) Whenever dividends on the Preferred Stock have not been paid in an amount equal to at least six (6) quarterly dividends (whether consecutive), the number of directors of the Corporation shall be increased by two, and the holders of the Series C Preferred Stock, voting separately as a class shall be entitled to elect such two additional directors to the Board at any meeting of shareholders of the Company, at which directors are to be elected and which is held during the period such dividends remain in arrears. Such voting rights shall terminate when all such dividends in default have been paid in full or declared and set apart for payment.

               (b) Whenever the right of the Series C Preferred Stock to elect directors under 4(a) shall have arisen, such right shall be exercised only at a meeting duly held, within sixty (60) days after the Dividend Payment Date on which such right arose, for the purpose of electing or removing directors at which the holders of the Series C Preferred Stock shall have the right to elect or remove directors as provided herein. Upon written notice to the Corporation by the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock, the Corporation shall take all action necessary to call and hold, within sixty (60) days after such request is received, a meeting of the holders of the Series C Preferred Stock for the purpose of electing and/or removing a director.

               (c) The presence in person or by proxy of the holders of at least a majority of the votes entitled to be cast at such meeting with respect to the then outstanding shares of the Series C Preferred Stock shall be required and be sufficient to constitute a quorum. At any such meeting or adjournment thereof (i) the absence of a quorum with respect to the Series C Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Series C Preferred Stock, and the absence of a quorum or quorums with respect to the stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders or the Series C Preferred Stock and (ii) in the absence of a quorum with respect to the Series C Preferred Stock, a majority of the votes entitled to be cast at such meeting with respect to the Series

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          C Preferred Stock, present in person or by proxy, shall have the power to adjourn the meeting for the election of directors which the holders of shares of the Series C Preferred Stock may be entitled to elect, from time to time, without notice (except as required by applicable law) other than announcement at the meeting, until a quorum shall be present.

               (d) The term of office of all directors elected by the holders of the Series C Preferred Stock in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of shareholders for the purpose of electing directors or upon payment of the arrearage, whichever shall first occur; provided, however, that, without further action but subject to applicable law, any director who shall have been elected by holders of the Series C Preferred Stock or appointed to fill a vacancy among such directors as provided herein may be removed at any time, either with or without cause, at a meeting of the holders of the Series C Preferred Stock duly held for that purpose, if the number of votes cast in favor of such removal exceeds the number of votes cast against such removal. Upon any termination of the right of the holders of the Series C Preferred Stock to elect directors under this section 4, the term of office of all directors elected by the holders of the Series C Preferred Stock pursuant hereto then in office shall, without further action, thereupon terminate. Upon such termination, the number of directors constituting the Board of Directors shall, without further action, immediately be reduced accordingly, subject always to subsequent increase in case the right of the holders of the Series C Preferred Stock to elect directors as provided herein shall arise as a result of subsequent dividend arrearages.

               (e) Unless otherwise required by applicable law, in case of any vacancy occurring among the directors elected by the Series C Preferred Stock, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant and, in case all directors so elected shall cease to serve as directors before their terms expire, the holders of the Series C Preferred Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

               (f) In connection with any matter on which holders of the Series C Preferred Stock are entitled to vote including, without limitation, any matter on which the holders of the Series C Preferred Stock are entitled to vote as a class or otherwise pursuant to applicable law or the provisions of the Articles of Incorporation of the Corporation, each holder of the Series C Preferred Stock shall be entitled to one vote for each share of Series C Preferred Stock held by such holder.


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               (g) So long as any shares of Series C  Preferred  Stock  shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a two-thirds majority of the outstanding shares of the Series C Preferred Stock, voting separately as a class,
          (i) amend, alter or repeal any provision of the Articles or the Bylaws of the Corporation so as to adversely effect the relative rights, preferences, qualifications, limitations or restrictions of the Series C Preferred Stock, (ii) authorize, create, issue, or increase the authorized number of shares of any additional class or series of stock, or any security convertible into stock of such class or series, ranking senior to the Series C Preferred Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation or which possess rights which may allow for voting separately as one class with the Series C Preferred Stock other than with respect to the election of directors pursuant to the provisions hereof on a basis of one vote or less for each $6.00 of liquidation preference thereof or(iii) effect any reclassification of the Series C Preferred Stock. Neither shall the Company, without the affirmative vote of at least 50% of all outstanding shares of Series C Preferred Stock, voting as a class, authorize, issue or increase the authorized number of shares of any additional class or series of stock, or any security convertible to stock of such class or series, ranking on a parity with the Series C Preferred Stock as to dividends or liquidation and having superior voting rights or authorize or issue, or increase the authorized amount of, any additional class or series of stock ranking on a parity with the Series C Preferred Stock as to dividend or liquidation rights, if the adjusted shareholder's equity of the Corporation is less than the aggregate liquidation preference of all classes of Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock.

          5. Redemption. The Series C Preferred Stock may not be redeemed before March 16, 1997. The Series C Stock is thereafter redeemable for cash, in whole or in part, at any time or from time to time, at the option of the Corporation, at the rate of $6.00 per share, plus any and all accrued and/or unpaid dividends, whether or not declared. If fewer than all of the shares of Series C Preferred Stock are to be redeemed, the Company will select those to be redeemed pro-rata or by lot in such other manner as the Board may determine. There is no mandatory redemption or sinking fund obligation with respect to the Series C Preferred Stock. If the Corporation has failed to pay accrued dividends on the Series C Preferred Stock, it may not redeem any of the outstanding shares of the Series C Preferred Stock until all such accrued and unpaid dividends and, except with respect to shares to be redeemed, the then current quarterly dividends have been paid in full.

               (a) Notice of the redemption shall be sent by or on behalf of the Corporation, by certified mail, postage prepaid, to the holders of record of the Series C Preferred Stock at their respective addresses as they appear on the records of the Corporation, not less than twenty
          (20) days but not more than sixty (60) days prior to the redemption

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          date, notifying such holders of (i) the election of the Corporation to redeem such shares, (ii) the date of redemption, (iii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Redemption Price therefor and (iv) stating the name and address of any Redemption Agent selected by the Corporation in accordance with the provisions of this Section 5, and the name and address of the Corporation's Transfer Agent for the Series C Preferred Stock. The Corporation may act as the redemption agent to redeem the Series C Preferred Stock.

               (b) If notice of redemption shall have been given as hereinbefore provided, and the Corporation shall not default in the payment of the Redemption Price, then each holder of Series C Preferred Stock called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the Redemption Date. If the Corporation shall fail to make payment or delivery as aforesaid on the Redemption Date, then each holder of the Series C Preferred Stock called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the date prior to the date (the "Final Redemption Date") when the Corporation makes payment or delivery as aforesaid to the holders of the Series C Preferred Stock. The Final Redemption Date shall be no later than five business days after the Redemption Date. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as foresaid, the Final Redemption Date, the Series C Preferred Stock called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such Series C Preferred Stock shall cease and terminate, except the right of the holders of such Series C Preferred Stock, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any Series C Preferred Stock redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series C Preferred Stock entitled thereto at the expiration of one year from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the Series C Preferred Shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

               (d) So long as the payment of any declared dividends on shares of the Series C Preferred Stock is not paid, no shares of the Series C Preferred Stock shall be redeemed, unless consented to in writing by a holder thereof after receipt of written notice from the Corporation

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          (whether by mandatory or optional  redemption)  unless all such shares are simultaneously redeemed and the Corporation may not (i) make any payment on account of, or set apart payment for, the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any sinking or other similar fund or agreement for the
          purchase  or  other  acquisition,   redemption,  retirement  or  other
          requirement of, or with respect to, any other capital stock of the Corporation or any warrants, rights, calls or options exercisable or exchangeable for or convertible into other capital stock of the Corporation or (ii) permit any corporation or other entity controlled directly or indirectly by the Corporation to purchase or otherwise acquire or redeem any other capital stock of the Corporation or any warrants, rights, calls or options exercisable or exchangeable for or convertible into other capital stock of the Corporation.

               (e) Notwithstanding any language herein to the contrary, in no event shall shares of Series C Preferred Stock be redeemed by the Corporation until the holder shall have determined in good faith that it is not subject to liability under Section 16 of the Securities Exchange Act of 1934 or any successor provision. All dates for redemption shall be postponed until such determination is made by the holder.

          6. Conversion Rights. Subject to and upon compliance with the provision of this Section 6, the holder of any shares of Series C Preferred Stock shall have the right at such holder's option, at any time or from time to time, to convert any of such shares of Series C Preferred Stock into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price (as hereinafter defined) in effect on the Conversion Date (as hereinafter defined) upon the terms and conditions hereinafter set forth. In case any share of Series C Preferred Stock is called for redemption, such right of conversion shall terminate at the close of business on the date notice of redemption is received by the holder of the Series C Preferred Stock, which for purposes of this section shall be deemed to be three (3) business days following placement in the United States mails; provided, however, that upon defaults on any announced redemption by the Corporation of Series C Preferred Stock, the holder shall be allowed to convert shares of Series C Preferred Stock for a period of sixty (60) days immediately after a default of a redemption by the Corporation.

               (a) Conversion Price. Each share of Series C Preferred Stock shall be converted into a number of shares of Common Stock determined by dividing (i) the sum of (A) $6.00 plus (B) any dividends on such share of Series C Preferred Stock which such holder is entitled to receive, but has not yet received, by (ii) the Conversion Price in effect on the Conversion Date. The Conversion Price at which shares of Common Stock shall initially be issuable upon conversion of the shares of Series C Preferred Stock shall be $3.00. The Conversion Price shall be subject to adjustment in certain events, including the issuance of

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          stock  dividend on the Common  Stock,  issuance of  Additional  Stock, subdivisions or combinations of the Common Stock, the issuance to all holders of Common Stock of certain rights or warrants. No adjustment in the Conversion Price will be required to be made until cumulative adjustments aggregate 5% or more of the Conversion Price as last adjusted; provided, however, that any adjustment not made shall be carried forward.

               (b) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest based upon the closing price for the shares of Common Stock on the trading day before the day of Conversion.

               (c) Mechanics of Conversion. The holder of any shares of Series C Preferred Stock may exercise the conversion right by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made or on the date of the occurrence of any event specified in this Section 6, as the case may be, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Series C Preferred Stock to the Corporation or any transfer agent of the Corporation in the case of conversions pursuant to this Section 6) the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in this
          Section 6. Subject to the provisions of this Section 6, the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series C Preferred Stock surrendered for conversion (in the case of conversion pursuant to this Section 6), the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered.

               (d) Conversion Adjustment. The Conversion Price and the number of shares issuable upon conversion shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the holder of Series C Preferred Stock shall thereafter be entitled to convert, at the Conversion Price resulting from such adjustment, the number of shares obtained by multiplying the number of shares convertible hereto immediately prior to such adjustment by a fraction, the numerator of which is the Conversion Price in effect immediately prior to such adjustment and the denominator of which is the Conversion Price resulting from such adjustment. In making the adjustments to the Conversion Price and the number of shares issuable upon the conversion, the following provisions shall be applicable:

                    (i) If and whenever the Corporation  shall issue  Additional
               Stock (as defined below), then forthwith upon such issue or sale the Conversion Price in effect immediately prior thereto shall be adjusted to an amount (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such issue or sale, and (b) the consideration, if any, received by the Corporation upon such issue or sale by (ii) the total number of shares outstanding immediately after the such issue or sale.

                    (ii) For the purpose of making any adjustment in the Conversion Price, the consideration received by the Corporation for any issue or sale of Additional Stock;

                         (1) To  the  extent  it  consists  of  cash,  shall  be
                    computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions or compensation paid or allowed by the Corporation in connection with such issue or sale;

                         (2) To the extent it consists  of  property  other than
                    cash, shall be computed at the fair value of that property as determined in good faith by the Board; and

                         (3) If Additional  Stock,  Convertible  Securities  (as
                    hereinafter defined), or rights or options to purchase either Additional Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, the consideration received by the Corporation shall be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Stock, Convertible Securities or rights or options.

                    (iii) For the purpose of the adjustment  provided herein, if any time or from time to time after the Corporation shall issue or have outstanding any rights or options for the purchase of, or stock or other securities convertible into, Additional Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options, or Convertible Securities shall be less than the then existing Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum amount of Additional Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Corporation upon exercise or conversion of such options or rights. "Effective Price" shall mean the quotient determined by dividing the total of all of such consideration by such maximum number of shares of Additional Stock which may be obtained upon conversion of such Convertible Securities. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options, or Convertible Securities shall be made as a result of the actual issuance of Additional Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

                    (iv) For the purpose of the adjustment  provided for herein, if at any time or from time to time after the date hereof, the Corporation shall issue any rights or options in respect of Convertible Securities, then, in each such case, if the Effective Price thereof is less than the then current Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum amount of Additional Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Stock an amount equal to the amount of consideration, if any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options plus the minimum amounts of consideration, if any, payable to the Corporation upon the conversion of such Convertible Securities. "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum amount of Additional Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Stock upon the conversion of such Convertible Securities.

                    (v) The term  "Additional  Stock" as used herein  shall mean all shares of Common Stock issued or deemed issued by the Corporation after the date hereof, whether or not subsequently reacquired or retired by the Corporation, other than pursuant to
               (i) employee stock option plans approved by the Board of Directors of the Corporation which exist on the date of this Agreement, (ii) up to 100,000 shares of Common Stock on terms and conditions as the Board of Directors of the Corporation determines, and (iii) Common Stock issued or deemed issued at a price equal to or above the existing Conversion Price at the time of issuance of such Common Stock.

                    vi) In the event the Corporation  should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased to an amount equal to the Conversion Price in effect on the record date (or the date of such dividend, distribution, split or subdivision) times a fraction, the numerator of which shall be the number of shares utstanding before the dividend, subdivision, distribution or split and, the denominator of which shall be the number of shares outstanding after the dividend, subdivision, distribution or split.

                    (vii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased to an amount equal to the Conversion Price in effect on the record date (or the date of such combination) times a fraction, the numerator of which shall be the number of shares outstanding before the combination and, the denominator of which shall be the number of shares outstanding after the combination.

                    (viii) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise referred to herein, then, in each such case for the purpose of this subsection, the holders of the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                    (ix) In the case of any  consolidation  or any merger of the
               Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation), the corporation resulting from such consolidation or surviving such merger shall make suitable provision so that the Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock, other securities, or property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock into which such Series C Preferred Stock might have been converted immediately prior to such consolidation or merger. The provisions of this subparagraph shall apply to successive consolidations and mergers.

                    (x) In the  case of a  recapitalization  of the  Corporation affecting its outstanding shares of Common Stock, or reclassification (other than change in par value), the Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock, other securities, or property receivable upon such recapitalization by a holder of the number of shares of Common Stock into which such stock might have been converted immediately prior to such recapitalization.

                    (xi) The Corporation  will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

               (e) Statement Regarding Adjustments. Whenever the Conversion Price or the number of shares issuable upon conversion shall be adjusted as provided in this Section 6, the Corporation shall forthwith file, at the office of any transfer agent for the Series C Preferred Stock and at the principal office of the Corporation, a statement showing in detail the facts requiring such adjustment and the Conversion Price or the number of shares issuable upon conversion that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Series C Preferred Stock at its address appearing on the Corporation's records. The Corporation shall use reasonable efforts to have each such statement signed by the Corporation's independent public accountants. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of this
          Section 6.

               f) Notice. In the event the Corporation shall propose to take any actions of the type described in this Section 6, the Corporation shall give notice to each holder of shares of Series C Preferred Stock, in the manner set forth herein, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series C Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               (g) Treasury Stock. For the purposes of this paragraph 6, the sale or other disposition of any Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

               (h) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series C Preferred Stock provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series C Preferred Stock in respect of which such shares are being issued.

                    (i) Reservation of Shares.  The Corporation shall reserve at all times so long as any shares of Series C Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series C Preferred Stock.

               (j) Valid Issuance. All shares of Common Stock which may be issued upon conversion of the shares of Series C Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

          7. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution of assets shall be made to the holders of shares of Common Stock or any other Junior Stock an amount equal to $6.00 per share, plus an amount equal to all accumulated and unpaid dividends on such shares of the Series C Preferred Stock to and including the date of such liquidation, dissolution or winding up. Provided, however, that no liquidation rights shall accrue to the holders of the Series C Preferred Stock until and after the holders of the Series A and the Series B Preferred Stock shall have received the benefit of the liquidation rights of those shares in the amount of $5.00 per share plus any accrued dividend rights applicable thereto. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series C Preferred Stock are not paid in full, the holders of the Series C Preferred Stock shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts (including accumulated and unpaid dividends) to which they are entitled. After payment to the holders of the Series C Preferred Stock of the full preferential amount (including accumulated and unpaid dividends) provided for in this Section, the holders of the Series C Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. Neither the voluntary sale, conveyance, exchange or transfer (for cash, securities or other consideration) of all or any part of the property or assets of the Corporation, nor the consolidation or merger or other business combination of the Corporation with or into any other corporation or corporations, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

          8. No Other Rights. The shares of Series C Preferred Stock shall not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above and in the Articles of Incorporation or as otherwise required by applicable law.

     THIRD: The foregoing amendment to the Articles of Incorporation was adopted on September 16, 1996.

     FOURTH: The foregoing amendment was duly adopted by the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, United States Exploration, Inc. has caused its corporate seal to be hereunto affixed and this instrument to be signed by its
President and attested by its Secretary this ...... of ............. , 1996.

                                           UNITED STATES EXPLORATION, INC.



[Corporate Seal]                            By:
                                              ---------------------------------
                                                                , President

Attest:


-------------------------------
Secretary